SECTION 16
POWER OF ATTORNEY


	I, Marceo L. Eduardo, do hereby constitute and appoint
Granville
Tate, Jr. and F.
Joseph Rein, Jr., or either of them, as my true and lawful attorney-in-fact, acting singly and with full power of substitution, to do any and all acts and things and execute and file any and all instruments for me and in my name and on my behalf as a director, officer and/or shareholder of TRUSTMARK CORPORATION (the Company) which said attorneys, or either of them, may deem necessary or advisable to enable me to comply with my obligations under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder (collectively, Section 16(a)), including, without limitation, authority to (i) prepare, execute in my name and on my behalf, and submit to the
U.S. Securities and Exchange Commission (the SEC) a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by
Section 16(a), (ii) prepare, execute and file any and all reports or statements of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in the undersigned's individual capacity or in any other capacity) may be required to file pursuant to Section 16(a), including any report or statement on Form 3,
Form 4 or Form 5, or any amendment to any such report or statement; (iii) prepare, execute and file any report or notice required under Rule 144 under the Securities Act of 1933, or any amendment thereto, and (iv) prepare, execute and file any and all other forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney otherwise deems necessary or advisable to enable me to comply with Section
16(a).

	I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof. I acknowledge that the foregoing attorneys-in-fact, serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16(a).

	This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to said attorney-in-fact or the undersigned is no longer required to comply with Section 16(a), whichever occurs first.

	WITNESS the execution hereof this 9th day of July, 2018.

		Trustmark Corporation


		/s/ Marcelo L. Eduardo
		Marcelo L. Eduardo